UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2007

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1.000-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2007, the Board of Directors of Evans Bancorp., Inc. ("Evans Bancorp") appointed Gary A. Kajtoch as Evans Bancorp’s Treasurer (Principal Financial Officer), beginning April 1, 2007. Mr. Kajtoch, 40 years of age, currently serves as Senior Vice President and Chief Financial Officer of Evans National Bank, a nationally chartered bank and wholly-owned subsidiary of Evans Bancorp, and has held these positions since February 2007. From 2005 to January 2007, Mr. Kajtoch held the position of Vice President, Manager Management Accounting of M&T Bank. From 2004 to 2005, Mr. Kajtoch held the position of Vice President, Manager Financial Support/ Manager Business Valuation and NPV Analysis Group of M&T Bank. Mr. Kajtoch held the position of Vice President, Commercial Bank Division CFO/Manager Business Valuation & NPV Analysis Group of M&T Bank from 2000 to 2004.

The terms of Mr. Kajtoch’s employment as Treasurer of Evans Bancorp are set forth below, and are expected to be formalized in a five year employment contract. Mr. Kajtoch will be paid a base salary of $150,000 per year, is eligible for an annual bonus for Evans Bancorp’s 2007 fiscal year based on certain performance goals to be established, and will be reimbursed for country club dues. Mr. Kajtoch will also be entitled to customary benefits during his employment as are provided generally to other employees of Evans Bancorp, including 401(k) and other employee benefits.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

March 26, 2007	By:	James Tilley

Name: James Tilley
Title: Chief Executive Officer